                              COLLATERAL PROCEEDS AND
                                    FORBEARANCE
                                     AGREEMENT

THIS COLLATERAL PROCEEDS AND FORBEARANCE AGREEMENT, dated as of December 31, 1999 (as may be amended, restated, supplemented or extended from time to time, this "AGREEMENT"), among T&W FINANCIAL SERVICES COMPANY, L.L.C., a Washington limited liability company ("T&W FINANCIAL SERVICES"), T&W FINANCIAL CORPORATION, a Washington corporation ("T&W FINANCIAL CORPORATION"), and T&W FUNDING COMPANY XI, L.L.C., a Delaware limited liability company ("T&W FUNDING") (T&W Financial Services, T&W Financial Corporation and T&W Funding being referred to collectively or individually, as the context may require, as the "COMPANY"), FIRST UNION NATIONAL BANK, N.A. (formerly known as Corestates Bank, N.A.), as Agent and Lender, KEY BANK, NATIONAL ASSOCIATION, THE UNION BANK OF CALIFORNIA, N.A., BANK OF AMERICA, N.A., as Agent and Lender, and LEHMAN COMMERCIAL PAPER INC. (the foregoing persons, other than the Company, are individually referred to as a "CREDITOR" and collectively as the "CREDITORS").

                                    WITNESSETH:

     WHEREAS, the Company, on the one hand, and each Creditor, on the other hand, have entered into lending relationships and/or sales arrangements (the "FUNDING AGREEMENTS") with respect to certain equipment leases and equipment loans of the Company in which certain property of the Company, including, but not limited to, the type of property described as follows, has or will become the subject of security interests or has or will be sold: accounts, chattel paper, inventory, (including repossessions and returns) equipment, farm products, general intangibles and all products and proceeds thereof, including without limitation insurance proceeds (collectively, the "COLLATERAL"); and

     WHEREAS, events of default exist under the Funding Agreements; and

     WHEREAS, as of the date hereof the Creditors have, in their sole and absolute discretion, determined to forebear from exercising their rights under their respective Funding Agreements; and

     WHEREAS, any amounts that are payable to the Company are to be or caused to be deposited by the Company in a lock-box account (the "LOCK-BOX ACCOUNT") maintained by Bank of America, N.A. and a concentration account (the "CONCENTRATION ACCOUNT") maintained by Norwest Bank Minnesota, National Association ("NORWEST"); and

     WHEREAS, there is currently on deposit in the bank accounts of the Company approximately six million dollars; and

     WHEREAS, attached at EXHIBIT A hereto is a budget (the "BUDGET") for the Company and its subsidiaries that was prepared by the Company with assistance from PricewaterhouseCoopers LLP (PwC); and

     WHEREAS, the Company, on the one hand, and each Creditor, on the other hand, are entering into this Agreement in order to (a) confirm (i) the application of the Existing Concentration Account Balance, the other amounts from time to time deposited in the Lock-Box Account and the Concentration Account and the proceeds from the Collateral, (ii) the obligations of the Company and its subsidiaries under the Funding Agreements and (iii) the rights of the Creditors under the Funding Agreements, and (b) set forth the terms of forbearance of the Creditors.

     NOW, THEREFORE, in consideration of the foregoing and of the agreements herein contained, the parties hereto hereby agree as follows:


                                     ARTICLE I

                                    DEFINITIONS

     SECTION 1.1. CERTAIN DEFINITIONS. The following terms when used in this Agreement shall have the following meanings:

"ACCEL" means Accel Capital Corporation.

"AGREEMENT" is defined in the PREAMBLE.

"ANDERSEN"  is defined in SECTION 6.6.

"BANKRUPTCY CODE" means title 11 of the United State Code, as amended from time to time.

"BUDGET" is defined in the SIXTH RECITAL.

"CANADIAN PROPERTY"  is defined in SECTION 6.1.

"CHICAGO LITIGATION"  is defined in SECTION 5.4.

"CIBC"  means Canadian Imperial Bank of Commerce.

"CIBC FIRST PRIORITY LIEN" is defined in SECTION 12.2.

"CIBC SECOND PRIORITY LIEN" is defined in SECTION 12.2.

"CIBC THIRD PRIORITY LIEN" is defined in SECTION 12.2.

"CIBC SERVICING TRANSITION AGREEMENT" is defined in SECTION 11.1(b).

"COMPANY" is defined in the PREAMBLE.

"COLLATERAL" is defined in the FIRST RECITAL.

"CONCENTRATION ACCOUNT" is defined in the FOURTH RECITAL.

"CREDITOR" and "CREDITORS" is defined in the PREAMBLE.

"EFFECTIVE TIME" means that time in which all of the conditions set forth in
Article XI have been satisfied.

"EXISTING CONCENTRATION ACCOUNT BALANCE" is defined in the FIFTH RECITAL.

"FACILITY DOCUMENTS" is defined in the CIBC Servicing Transition Agreement.

"FINANCED LEASE" means, as to each Creditor, any Lease (i) for which such Creditor has provided financing to the Company and as to which such Creditor holds or should, pursuant to the applicable Funding Agreements be entitled to hold, a security interest; or (ii) owned by such Creditor or any party for which such Creditor acts as agent to the extent that the Company has a continuing contractual obligation to provide servicing (or is providing servicing) with respect to such Lease as of the Effective Time.

"FIRST PRIORITY SECURITY INTEREST" is defined in SECTION 12.2.

"FORBEARANCE DOCUMENTS" means, collectively, this Agreement and the other agreements entered into by the Company and any Creditor pursuant to SECTION 11.1.

"FORBEARANCE PERIOD" is defined in SECTION 2.1.

"FORBEARANCE TERMINATION EVENT" is defined in the first sentence of ARTICLE
VIII.

"FUNDING AGREEMENTS" is defined in the FIRST RECITAL.

"GUARANTOR" means any guarantor that is a party to this Agreement.

"HOLDING ACCOUNT" is defined in SECTION 2.4.

"HOLDINGS PETITION" is defined in SECTION 5.4.

"IDENTIFICATION PERIOD"  is defined in SECTION 2.2.

"IDENTIFIED PROCEEDS" is defined in SECTION 2.2.

"LAKER AIR" means Laker Airways, Inc.

"LEASE" means a lease agreement (including all schedules and supplements thereto) between the Company (or any Creditor as Company's assignee thereunder) as lessor and any person as lessee; PROVIDED, HOWEVER, that if a lease agreement is a "master lease agreement" the term "Lease" shall mean a particular equipment, schedule or supplement under such "master lease agreement" together with such "master lease agreement" to the extent that it relates to such equipment, schedule or supplement.

"LOCK-BOX ACCOUNT" is defined in the FOURTH RECITAL.

"NON-IDENTIFIED PROCEEDS" is defined in SECTION 2.2.

"NORWEST" is defined in the FOURTH RECITAL.

"ONSET" means Onset Capital Corporation.

"ONSET ASSETS" is defined in SECTION 12.1.

"ONSET COLLATERAL AGENT" is defined in SECTION 12.1.

"OTHER ACCOUNTS" is defined in SECTION 2.3.

"PARTY" or "PARTIES" is defined in SECTION 2.1.

"PwC" is defined in the SIXTH RECITAL.

"RELEASED PARTIES" is defined in ARTICLE X.

"SECOND PRIORITY SECURITY INTEREST" is defined in SECTION 12.2.

"SHARED DISTRIBUTION" is defined in SECTION 2.6.

"SHARED PROPERTY" means the property consisting of any of the Leases or loans identified as Lease Type 1, Lease Type 6, Lease Type 98, or Lease Type 99 on the master collateral list of the Company provided to Andersen on January 13, 2000 that as of January 17, 2000 are not (a) included in the borrowing base of any Creditor, (b) in the possession of any Creditor or its representative, or (c) the subject of a valid ownership interest by any Creditor or any securitization vehicle.

"STAR AIR"  means Star Air Tours, Inc.

"TERMINATION TIME" is defined in SECTION 13.7.

"THIRD PRIORITY SECURITY INTEREST" is defined in SECTION 12.2.

"T&W FINANCIAL CORPORATION" is defined in the PREAMBLE.

"T&W FINANCIAL SERVICES" is defined in the PREAMBLE.

"T&W FUNDING" is defined in the PREAMBLE

"VENSTAR" means Venstar Leasing Inc.

For the purposes of this Agreement, any reference to "Collateral" shall include the Onset Assets and the Shared Collateral, to the extent applicable.


                                     ARTICLE II

                            APPLICATION OF CASH PROCEEDS

     SECTION 2.1. APPLICATION OF CONCENTRATION ACCOUNT FUNDS. Each Creditor agrees that from and after the Effective Time and until the Termination Time (the "FORBEARANCE PERIOD"), the proceeds of its Collateral under its Funding Agreements, in an amount not to exceed the amount set forth opposite its name on EXHIBIT B attached hereto, may be applied to the line items and the amounts set forth in the Budget; PROVIDED, HOWEVER, that (a) no amount shall be applied under this Section until all the available unencumbered cash of the Company that is available from time to time has been applied to pay such Budget items, (b) under no circumstances shall any Party be required to advance any new or additional funds to the payment of such expenses in excess of the amount of its collections from its Collateral pursuant to the Funding Agreements and (c) all such expenses shall be paid by the Party PRO RATA as provided on EXHIBIT B attached hereto (it being agreed that no Party shall be required to fund any such expense unless all the Parties have funded their PRO RATA share of such expense). For the purposes of this Article II, any reference to a "Party" or "Parties" shall mean CIBC and the Creditors.

     SECTION 2.2.  IDENTIFICATION OF PROCEEDS.   The Company shall use its
best efforts to identify all of the proceeds of Collateral of each Creditor that holds, or is entitled to hold pursuant to the applicable Funding Agreements, the senior security interest thereon on deposit in the Concentration Account, the Lockbox Account, or Other Accounts (the "IDENTIFIED PROCEEDS") within three business days of receipt thereof (the "IDENTIFICATION PERIOD"). The Identified Proceeds shall thereafter be disbursed in accordance with SECTION 2.3. If, however, the Company is unable, despite its best efforts, to identify the proper Creditor entitled to receive funds collected by the Company within the Identification Period (the "NON-IDENTIFIED PROCEEDS"), the procedures set forth in SECTION 2.4 shall be applicable,

     SECTION 2.3. APPLICATION OF IDENTIFIED PROCEEDS. During the Forbearance Period (but subject to SECTION 2.1 ), the Identified Proceeds shall be paid by wire transfer to the Creditor entitled thereto on Tuesday and Friday of each calendar week (or if any such day is not a business day, on the immediate following business day). The chief financial officer of the Company will certify in writing to each Creditor, and PwC will confirm in writing to each Creditor, on or prior to any distribution made pursuant to
SECTION 2.1, or the preceding sentence, that the amounts so distributed to or on behalf of each such Creditor is the result of the Company's best efforts to identify the same as owing in respect of each relevant Funding Agreement.

     SECTION 2.4. NON-IDENTIFIED PROCEEDS. (a) The Company shall notify Andersen and each Party in writing of any funds that are Non-Identified Proceeds by no later than 5:00 p.m., Pacific Time, on the last day of the Identification Period with respect to such funds. The Company shall thereafter promptly seek Andersen's assistance in identifying the Non-Identified Proceeds and provide Andersen with all documents and other information requested by Andersen. Andersen may, if requested by the Company and after consultation with each of the Parties, or their respective representatives, extend the Identification Period applicable to such funds. The Company shall, however, cause Norwest to transfer such Non-Identified Proceeds into a bank account established at Bank of America, N.A. in the name of all of the Parties (the "HOLDING ACCOUNT") no later than the expiration of the initial Identification Period applicable to such funds. Bank of America, N.A. agrees that it shall have no right of setoff in the Holding Account.

     (b) PwC and Andersen shall work collectively to identify the Party entitled to receive any funds on deposit in the Holding Account. When PwC and Andersen have each agreed as to the proper Party to receive any funds on deposit in the Holding Account, the Parties shall be notified in writing, such funds shall become Identified Proceeds, and shall be promptly wire transferred by Bank of America, N.A. to the Party entitled thereto.

     SECTION 2.5.  DEPOSIT OF AMOUNTS; WITHDRAWALS, ETC.    (a) All bank
accounts of the Company except for the Lock Box Account and Concentration Account are set forth on EXHIBIT C (the "OTHER ACCOUNTS"). Anything in the Funding Agreements to the contrary notwithstanding, all cash, proceeds of Collateral and other amounts that have been or are payable to the Company and its subsidiaries have been, in the case of all such amounts previously paid, and shall be on a daily basis, in the case of all such amounts to be paid, deposited, or in the case of the Other Accounts transferred, into the Lock-Box Account or the Concentration Account; provided that the funds in the account on EXHIBIT C styled "Bank of Commerce" shall not be transferred into the Lock Box Account or Concentration Account if a valid court order prohibits such transfer.

     (b) All collected and cleared amounts on deposit in the Lock-Box Account shall be swept on a daily basis directly into the Concentration Account. All amounts on deposit in the Concentration Account shall, from and after the Effective Time, be disbursed by Norwest in accordance with the written instructions of the Company that have been confirmed in writing by

PwC to Norwest. The Company and PwC agree that all such instructions shall be given in order to give effect to the terms of SECTIONS 2.1 through 2.4.

     (c) For avoidance of doubt, Non-Identified Proceeds shall be subject to the same procedures set forth in this SECTION 2.5 and then transferred to the Holding Account.

     (d) During the Forbearance Period the Company appoints PwC, and the Parties appoint Andersen, to act as provided in this Article II.

     (e) For avoidance of doubt, this Agreement does not alter Bank of America's rights in respect of its Lock Box Agreement with the Company.

     SECTION 2.6. SHARED PROCEEDS. (a) The first $200,000 of proceeds in respect of Shared Property, or such lesser amount as is distributed to the Company pursuant to the Budget in excess of the sum of $1,916,046.00, shall be distributed promptly to the Parties, pro rata pursuant to the percentages set forth on Exhibit B hereto (the "SHARED DISTRIBUTION"), by the Company from the Concentration Account, or Bank of America, N.A. from the Holding Account.

     (b)  [Intentionally omitted.]

     (c) By execution of this Agreement, the Company hereby grants to each Creditor a continuing security interest in, and lien upon, the Leases and loans identified as Lease Type 1, Lease Type 6, Lease Type 98 and Lease Type 99, and the property pertaining thereto and the proceeds thereof, on the master collateral list of the Company provided to Andersen on January 13, 2000 to secure the amount of the Shared Distribution payable to each such Creditor pursuant to this SECTION 2.6. By execution of this Agreement, the Company agrees that each Creditor shall be entitled to file any and all documents and instruments necessary to perfect the security interest and lien granted pursuant to it pursuant to this SECTION 2.6(c), and that the Company shall execute all documents and instruments reasonably requested by each Creditor in respect thereof. The security interest and lien granted to each Creditor pursuant to this SECTION 2.6(c) shall be deemed automatically released to the extent that (i) the Leases and the loans described in the first sentence of this SECTION 2.6(c) are not Shared Property or (ii) such Creditor has been paid its Shared Distribution in full. Each Creditor shall promptly execute any documents or instruments reasonably requested by any other Creditor or the Company to effectuate such release.

     (d) To the extent that any Shared Distribution is to be made from the Holding Account, Bank of America, N.A., shall promptly make such distribution upon its receipt of written instructions from PwC and Andersen to do so.

     (e) The funds received pursuant to this SECTION 2.6 shall be applied by each Creditor pursuant to this Agreement and by CIBC pursuant to the CIBC Servicing Transition Agreement.

     (f) It is understood and agreed by the Company and each Party that the master collateral list referenced in this ARTICLE II has been prepared by the Company and that no Party shall be deemed to have agreed with the contents of, or otherwise waived its rights in respect of, such master collateral list.


                                    ARTICLE III

                                 FORBEARANCE, ETC.

     SECTION 3.1. THE REQUESTED FORBEARANCE. In connection with the existing events of default under the Funding Agreements, the Company has requested that the Creditors forbear temporarily in the exercise of their respective rights and remedies under Funding Agreements, subject to the provisions of this Agreement. The Creditors have agreed to this request upon the terms, subject to the conditions, and in reliance upon the agreements, representations and warranties set forth in this Agreement.

     SECTION 3.2. EXISTING AGREEMENTS TO REMAIN IN EFFECT. The Company acknowledges that the Creditors have preserved all of their respective rights and remedies under the Funding Agreements and applicable law and that, but for the provisions of this Agreement, the Creditors would be immediately entitled to enforce their rights and remedies under the Funding Agreements. Notwithstanding the foregoing, the Creditors acknowledge and agree that they shall not exercise such rights and remedies set forth in SECTION 7.1 until the Termination Time. In the event and to the extent of any conflict between the provisions contained in any of the Funding Agreements and the provisions contained in this Agreement and the other Forbearance Documents, the provisions of this Agreement and the other Forbearance Documents shall control.

     SECTION 3.3. NEGOTIATION. This Agreement and the other Forbearance Documents are the result of arms-length negotiations among each of the Creditors and the Company and have been reviewed by their respective legal counsel. Accordingly, no Forbearance Document shall be construed against any Creditor merely because of such Creditor's involvement in the preparation thereof.

     SECTION 3.4. SEVERAL OBLIGATIONS. The obligations of the Creditors hereunder are several and not joint, and no Creditor shall be liable for any default or failure to perform by any other Creditor.

     SECTION 3.5. CHARACTERIZATION OF UNDERLYING TRANSACTION. To the extent that any Funding Agreement creates an ownership interest in or a secured financing, as the case may be, with respect to any Financed Lease or any other asset, neither this Agreement nor any of the other Forbearance Documents shall alter the characterization of such interest, and nothing in this Agreement or any other Forbearance Document is intended as, nor shall be an admission of, anything to the contrary.

                                     ARTICLE IV

                              COMPANY ACKNOWLEDGMENTS

     The Company acknowledges, stipulates, represents and warrants and agrees as follows:

     SECTION 4.1. ACKNOWLEDGMENT OF FUNDING AGREEMENTS; WAIVER OF DEFENSES. The Funding Agreements are valid and enforceable (except to the extent, and only to the extent, the right to enforce the Funding Agreements is temporarily modified under the Forbearance Documents) in accordance with their respective terms against the Company and its subsidiaries in every respect; all the collateral and security interests created pursuant thereto in favor of each Creditor continues unimpaired and in full force and effect (subject, in the case of the Collateral referred to in SECTION 6.11, to the requirements thereof); and all of the terms, covenants and conditions contained in the Funding Agreements are binding upon the Company and its subsidiaries. Without limiting the release provisions set forth in Article X hereof, to the extent that the Company has any defenses, setoffs, claims or counterclaims to repayment of any of its obligations under the Funding Agreements or any claims against any of the Creditors as of the Effective Time, such defenses, setoffs, claims or counterclaims are irrevocably waived, except with respect to the right of setoff and recoupment on account of servicer fees that are payable pursuant to the Funding Agreement.

     SECTION 4.2. ACKNOWLEDGMENT OF OUTSTANDING OBLIGATIONS. As of the Effective Time the Company acknowledges and agrees that the amounts owing by the Company under each Funding Agreement is no less than as set forth on EXHIBIT D attached hereto.

     SECTION 4.3. RELATIONSHIP. No Creditor has at any time directed or participated in any aspect of the management of the Company or the conduct of the Company's business, and the Company has made all of its business decisions independently of the Creditor. Notwithstanding any other provision of this Agreement or any other contract or instrument between the Company or any Creditor: (a) the relationship between each Creditor and the Company shall be limited to the relationship of either (i) a Creditor to a Company in a commercial loan transaction, or (ii) a purchaser to a seller (or an agent of a seller) of financial assets, or (iii) a servicer to an owner (or an agent for an owner) of financial assets; (b) no Creditor is or shall be construed as a partner, joint venturer, fiduciary, alter-ego, manager, controlling person or other business associate or participant of any kind of the Company or any of its affiliates, and no Creditor intends to assume any such status at any time; and (c) no Creditor shall be deemed responsible for (or a participant in) any acts, omissions or decisions of the Company, any of its affiliates or any other Creditor.

     SECTION 4.4. NO ADDITIONAL BENEFITS. Except as expressly provided herein, no Creditor is required to grant any additional credit to the Company or any of its affiliates or to renew or forbear to enforce any obligation of the Company or any of its affiliates. The Company acknowledges and agrees that, notwithstanding anything to the contrary set forth in this Agreement, the Creditors have no obligation to (a) amend, forbear or otherwise restructure the obligations under the Funding Agreements or (b) enter into any other instruments, agreements or documents with the Company. Neither the requirements of good faith and fair dealing nor any other theory, concept or argument shall require any Creditor
(i) to impart upon the Company or any of its affiliates any further or greater benefits, (ii) to suffer any prejudice or impairment of any kind whatsoever, (iii) to suffer or permit any loss to such Creditor's Collateral or any of such Creditor's rights, remedies and interests, or (iv) to tolerate any noncompliance with this Agreement and the other Forbearance Documents, in each case because each Creditor has bargained for and given valuable consideration for this Agreement and the other Forbearance Documents and this Agreement contains express, explicit and objective limits of what benefits each Creditor is willing to provide to the Company, and what, in return, the Company is required to provide to each Creditor. This Agreement and the other Forbearance Documents provide a clear statement of each Creditor's requirements and obligations and creates an agreed upon standard of performance upon which each Creditor is entitled to rely in exercising and enforcing its respective remedies under the Forbearance Documents and the Funding Agreements.

     SECTION 4.5. FORBEARANCE DOCUMENTS CONSTITUTE NEW VALUE. The Company acknowledges and agrees that the Creditors' entry into, and covenants to perform in accordance with, this Agreement and the other Forbearance Documents constitute "new value" and "reasonably equivalent value," as those terms are used in Sections 547 and 548 of the Bankruptcy Code, received by the Company as of the Effective Time in contemporaneous exchange for the Company's entry into, and covenants to perform in accordance with, this Agreement and the other Forbearance Documents.

     SECTION 4.6. ACKNOWLEDGMENT OF TOLLING OF DEFENSES. The Company acknowledges and agrees that all time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature with respect to all rights, claims and causes of action of any kind whatsoever that any Creditor may have against the Company under the Funding Agreements which would otherwise expire at any time during the Forbearance Period shall be extended to a date that is 30 days after the Termination Time

     SECTION 4.7. RESERVATION OF RIGHTS. Subject to the terms hereof, the Creditors reserve in the entirety all of their rights and remedies under the Funding Agreements, applicable law or otherwise. Subject to the terms hereof, such rights may be exercised by the Creditors in their sole and absolute discretion and at any time. Any prior, current or future discussions or course of conduct by any Creditor, on the one hand, and the Company and its affiliates, on the other hand, shall not constitute a waiver of any such rights or remedies. Any forbearance by any Creditor in exercising its rights or remedies prior to or after the delivery of this Agreement shall not in any way impair, limit or restrict in any respect the rights of each Creditor to exercise at any time and in any manner deemed appropriate by it all or any of its rights or remedies under the Funding Agreements, except as herein provided.

     SECTION 4.8. NO WAIVER OF EXISTING EVENTS OF DEFAULT. This Agreement does not constitute a waiver of any existing event of default or of any other default or event of default which may now exist or hereafter occur under the Funding Agreements. Subject to the terms of this Agreement, the Company agrees that each Creditor shall have the unconditional right at any time to exercise rights and remedies as may be available to it by virtue of the occurrence of any default or event of default under its Funding Agreements.


                                     ARTICLE V

                              COMPANY REPRESENTATIONS

     The Company represents and warrants as of the Effective Time as follows:

     SECTION 5.1. AUTHORIZATION: VALID AND BINDING AGREEMENT. All action required to be taken by the Company, its officers, directors, stockholders and principals, and the Guarantors for the authorization, execution, delivery and performance of this Agreement, the other Forbearance Documents and the other documents contemplated hereby and thereby have been taken. This Agreement and each of the other Forbearance Documents entered into by the Company and the other aforementioned persons is, and each of the documents executed pursuant hereto and thereto will be, legal, valid, and binding obligations of the Company and each such person, enforceable against each such person in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

     SECTION 5.2. THIRD PARTY CONSENTS. The execution, delivery and performance by the Company, and its officers, directors, stockholders and principals, and the Guarantors of this Agreement and the other Forbearance Documents will not:

     (a) require any consent or approval of any person which has not been duly obtained prior to, and which is not in full force and effect as of, the Effective Time;

     (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease, indenture, mortgage, loan document or other agreement by which the Company or any such other person is bound or affected; or

     (c) result in, or require the creation or imposition of, any lien on any properties other than those liens in favor of each Creditor as provided in this Agreement and the Funding Agreements.

     SECTION 5.3. NO UNTRUE OR MISLEADING STATEMENTS. No information provided by, or on behalf of, the Company in connection with this Agreement or any other Forbearance Document contains any untrue statement of a material fact.

     SECTION 5.4. LITIGATION AND CONTINGENT LIABILITIES. No action, suit, litigation, administrative or governmental proceeding is pending or threatened against the Company or any of its affiliates the subject matter of which involves this Agreement or the transactions contemplated thereby, other than the right of Royal Bank of Canada to appoint a receiver in

Canada solely with respect to Accel, the litigation styled LEASE MARKETING LTD., AN ILLINOIS CORPORATION V. T&W FINANCIAL CORPORATION, A WASHINGTON STATE CORPORATION, case no. 00CH 119, pending in the Circuit Court of Cook County, Illinois (the "CHICAGO LITIGATION") and the bankruptcy petition filed against TWFC Financial Holdings Ltd. in Canada, case no. 198-923 (the "HOLDINGS PETITION").

     SECTION 5.5. NO CONFLICT. The execution, delivery and performance by the Company of this Agreement and the other Forbearance Documents will not conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order or conflict with or result in the breach of any provision of any agreement to which it is a party. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by the Company for the due execution, delivery and performance of this Agreement and the other Forbearance Documents.


                                     ARTICLE VI

      COVENANTS RELATED TO FORBEARANCE PERIOD PAYMENTS AND COLLATERAL PROCEEDS

     The Company and, where applicable, the Creditors, covenant and agree as follows:

     SECTION 6.1. PAYMENT OF EACH CREDITOR'S FEES AND EXPENSES. The amount of all fees and expenses incurred by each Creditor in connection with this Agreement and the other Forbearance Documents shall be added to the principal amount of the obligations of each applicable Creditor and will be secured by each such Creditor's Collateral. The costs and expenses of Andersen that are incurred in connection with this Agreement shall be included in the Budget.

     SECTION 6.2. COMPANY'S ADVISOR: DAILY CONFIRMATION. The Company will continue to retain, at no direct expense to any Creditor, the services of PwC. Without limiting ARTICLE II, the tasks and responsibilities of the PwC shall include, among other things, (a) oversight in respect of all cash management of the Company and (b) assistance in preparation and delivery to the Creditors of cash reports, budget reports and Collateral reports in form and substance reasonably acceptable to the Creditors. Notwithstanding the foregoing, PwC, its partners and employees are only acting in their capacity as a consultant for the Company, and their activity as such does not include the making of any management decisions on behalf of the Company.

     SECTION 6.3. RECIPROCAL REVIEW OF INFORMATION. Upon request of any Creditor, the Company will provide to such Creditor a copy of any and all business plans, budgets, reconciliations, cash reports, restructuring proposals and other reports and information provided by the Company to any other Creditor.

     SECTION 6.4. NOTICES. (a) The Company will give to each Creditor written notice of the following within two business days of the occurrence thereof:

          (i) the occurrence of any Forbearance Termination Event or any event, breach or condition that would, with the passage of time, become a Forbearance Termination Event;

          (ii) any breach, default or event of default under any Lease or contract forming a part of the Collateral which exceeds individually or in the aggregate $250,000;

          (iii) any legal process levied against any of the Collateral which exceeds individually or in the aggregate $250,000;

          (iv) any sale, transfer or other disposition of any of the Collateral by or for the Company or any subsidiary thereof, except when made in the ordinary course of the Company's or such Subsidiary's business; and

          (v) the pendency or institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding or investigation with respect to this Agreement or the transactions contemplated hereby.

     (b) The Company shall deliver to each Creditor a cash report in the form of EXHIBIT E attached hereto on Tuesday and Friday of each calendar week after the Effective Time, which cash report shall be confirmed by PwC.

     (c) The Company shall deliver to each Creditor a disbursement report in the form of EXHIBIT F attached hereto on Tuesday and Friday of each calendar week after the Effective Time, which disbursement report shall be confirmed by PwC.

     (d) The Company shall deliver to each Creditor all billing and related information in a form reasonably requested by any Creditor which is reasonably necessary to service the Finance Leases that constitute each Creditor's Collateral.

     (e) The Company shall deliver to each Creditor all other reports and other documents required under the CIBC Servicing Transition Agreement when delivered to CIBC.

     SECTION 6.5. FURTHER ASSURANCES. The Company will at any time and from time to time do and perform all acts and things any Creditor deems reasonably necessary or appropriate to protect or preserve the perfection or the priority of the security interests and, to the extent applicable, ownership interests of such Creditor in or to such Creditor's Collateral or the Onset Assets and otherwise to effectuate this Agreement, the other Forbearance Documents and the Funding Agreements. Without limiting the foregoing, upon the request of any Creditor, the Company will execute and deliver to such Creditor such documents and instruments, including without limitation, Uniform Commercial Code financing statements and notarized power(s) of attorney, as such Creditor reasonably deems necessary or convenient to perfect, collect, dispose of and/or realize upon such Creditor's interests in its designated Collateral or the Onset Assets.

     SECTION 6.6. INSPECTION RIGHTS. During the Forbearance Period each Creditor appoints Arthur Andersen LLP ("ANDERSEN") as its duly authorized representative to act in accordance with ARTICLE II and exercise all of its rights of inspection, collateral audit and similar rights under its Funding Agreements, and by its execution hereof, the Company agrees to cooperate with Andersen in the exercise of the same (including, without limitation, permitting Andersen, during normal business hours and upon reasonable notice and at Company's expense, to visit the Company's place of business and discuss the Company's affairs, finances and accounts with the Company's officers, employees and independent certified public accountants and advisors). Nothing in this Section shall limit in any respect any rights of the Creditors to exercise directly its rights of inspection, collateral audit and similar rights under its Funding Agreements. Each Creditor agrees to cooperate with the Company so as to minimize the disruption of the Company's business that may occur in connection with any such inspections or audits, provided that this sentence shall not limit in any respect the right or ability of any Creditor to conduct any inspections or audits of the Company. The services that may be conducted by Andersen and each Creditor include, among other things, the right to: (a) confirm Leases and other Collateral information provided to the Creditors and Andersen by Company; (b) compile a complete list of the lessees and any other obligors under all Financed Leases, including, without limitation, the names, addresses, account numbers used by the Company for billing and collection purposes, and any other identification information with respect thereto; and (c) obtain such other information as any Creditor or Andersen may reasonably request from time to time, in order to verify its Collateral. At the request of any Creditor, an executive officer of Company shall certify (to the best of such officer's knowledge after reasonable inquiry) as to the accuracy and completeness of all information provided by the Company to Andersen and each Creditor. The Company shall cooperate at all times with Andersen and each Creditor, and will provide Andersen and each Creditor with reasonable access to and use of all records and information in the possession of the Company or to which it has access in connection with, any of the Leases and other Collateral. The foregoing appointment of Andersen is without prejudice to First Union counsel's right to continue to use Andersen as its advisor in the syndicated and unsyndicated First Union credit facilities and to protect all such communications with Andersen under all applicable privileges and doctrines. Without limiting the foregoing, the Company shall provide Andersen with access to and use of any and all computer data files and other electronic data storage and retrieval information or systems, and all software related thereto, and all physical records maintained by or on behalf of Company to the extent necessary to verify the Collateral.

     SECTION 6.7. INVESTMENT BANKER; REPORTS OF INVESTMENT BANKER. The Company has retained at its own expense Lehman Brothers and Piper Jaffray as its investment bankers with regard to opportunities for the sale of the Company's business. The Company will cause such investment bankers to prepare and deliver to each Creditor, not less frequently than weekly, an oral report describing in reasonable detail all material developments with respect to such proposed sale.

     SECTION 6.8. COMPLIANCE WITH FUNDING AGREEMENTS. The Company shall, notwithstanding the terms of this Agreement and the other Forbearance Documents, continue to comply with all the terms, conditions and covenants contained in the Funding Agreements, it being agreed that the Company shall not take any action thereunder that would otherwise be prohibited during the continuance of any default or event of default.

     SECTION 6.9.  LAKER AIR AND STAR AIR.   Promptly following a request
therefor, the Company shall transfer to a third party servicer that is acceptable to each Creditor with an interest in Laker Air or Star Air, all the chattel paper and related documents in respect of such Creditor's interest therein so that such servicer can enforce all the rights and remedies of the Company therein, subject to the receipt of any applicable third party consents (which the Company agrees to diligently pursue). In addition, the Company shall not enter into any settlement or compromise of claims with Laker Air or Star Air without the consent of each Creditor that asserts an interest in the Leases of the Company with Laker Air or Star Air because of such Creditor's Funding Agreements.

     SECTION 6.10.  SERVICER FUNCTIONS.  The Company acknowledges and agrees
(a) that all servicer functions it performs on behalf of Lehman Commercial Paper Inc. pursuant to the Funding Agreements and CIBC pursuant to the CIBC Facility Documents, as the case may be, have, or may be, terminated in their entirety by each such entity and (b) to cooperate with each such entity in the transition of such servicer functions to the replacement servicers selected by each such entity. First Union National Bank, N.A. and Bank of America, N.A. agree that, during the Forbearance Period, they will not terminate the servicer functions of the Company under their respective Funding Agreements, provided that the foregoing shall not limit or prohibit either bank from retaining a back-up servicer during the Forbearance Period and providing such back-up servicer with all information (from any source) necessary to be able to promptly service their respective Leases and other Collateral.

     SECTION 6.11. CANADIAN PROPERTY. The Company shall (a) within fourteen days from the request of any Creditor prepare, execute and file all documents and instruments in respect of such Creditor's interest in the property of the Company and/or its affiliates owned previously by Venstar (the "CANADIAN PROPERTY"), and (b) promptly take all other actions requested by each Creditor in respect of the Canadian Property. Without limiting the generality of the foregoing the Company shall, and shall cause its applicable affiliates to, transfer on or before January 12, 2000 all chattel paper in respect of the Canadian Property to an agent satisfactory to the Creditors. The Company shall promptly notify each Creditor if it receives from any Creditor an instruction in respect of the Canadian Property that the Company believes conflicts with an instruction from, or the rights of, any other Creditor. The Company shall promptly deliver to each Creditor copies of all documents and instruments executed and/or filed by the Company in respect of the Canadian Property.

     SECTION 6.12. ONSET. The Company shall cause the proceeds received by the Company, its affiliates and its designees from the sale or other disposition of the stock or assets of Onset to be turned over to the Onset Collateral Agent promptly upon receipt by the Company, its affiliates or its designees except for the period of time during which a valid court order entered in respect of the Holdings Petition prohibits the turnover of such proceeds to the Onset Collateral Agent. In addition, the Company shall cause the shares of capital stock in respect of the Holdings Onset Assets to be delivered to the Onset Collateral Agent, with undated stock powers related thereto duly executed in blank by the Company, TWFC Financial Holdings, Ltd. and their applicable affiliates no later than one business day after which there is no valid court order entered in respect of the Holdings Petition prohibiting such transfer of stock.


                                    ARTICLE VII

                                    FORBEARANCE

     SECTION 7.1. LIMITED FORBEARANCE. During the Forbearance Period, but subject to the rights reserved by the Creditors under this Agreement and the other Forbearance Documents, each of the Creditors hereby agrees to forbear to do any of the following during the Forbearance Period on account of (i) any event of default existing at the Effective Time under the Funding Agreements; or (ii) any new or undisclosed event of default under the Funding Agreements that does not independently constitute a Forbearance Termination
Event:

     (a) demand or seek the payment of or accelerate the final maturity due or any scheduled amortization of any principal or interest owing under any Funding Agreement;

     (b) conduct a foreclosure or execution sale of any Collateral under any Funding Agreement;

     (c) make demand for payment of any amounts payable under any guaranty in respect of any indebtedness owing under any Funding Agreement; or

     (d) otherwise enforce its rights and remedies, except as otherwise provided under this Agreement, under its respective Funding Agreement and applicable law.

     SECTION 7.2. RESERVATION OF RIGHTS. (a) Except for the forbearance referred to in SECTION 7.1 by executing this Agreement or any other Forbearance Document no Creditor has waived any of its rights under its Funding Agreements;

     (b) Notwithstanding SECTION 7.1, any Creditor is at any time authorized: (i) to take any action: (A) to prevent the loss, seizure or sale of any of such Collateral pursuant to any trustee's sale writ of execution, writ of attachment or other legal process; (B) to resist or oppose any claim by any other creditor to any offset or to a marshaling or other ordering of the priority or manner of the disposition of such Collateral or any part thereof, or (C) to take any actions required to be taken by any Creditor pursuant to any law, regulation or process to which such Creditor is subject including, without limitation, any action to perfect, preserve, defend, or protect such Creditor's security interest or priority as a secured creditor of the Company; and (ii) to take any legal action if such action is a necessary or permissive counterclaim or cross-complaint in any action which either the Company or any other person has commenced against such Creditor or involving any of such Creditor's Collateral.

                                    ARTICLE VIII

                           FORBEARANCE TERMINATION EVENTS

     The occurrence of any one or more of the following (each a "FORBEARANCE TERMINATION EVENT") shall constitute a Forbearance Termination Event under this Agreement:

     SECTION 8.1. BREACH OF COVENANTS OR CONDITIONS IN FORBEARANCE DOCUMENTS. The Company or any Guarantor fails to perform or observe any covenant, term, agreement or condition in this Agreement or any other Forbearance Document and such failure to perform or observe is not cured by the Company or the relevant Guarantor within one business day after written notice of the same is given by and Creditor to the Company, each other Creditor and Canadian Imperial Bank of Commerce, as Agent.

     SECTION 8.2. DEFAULTS IN OTHER AGREEMENTS. The Company fails to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any default by the Company under, any agreement (other than any Funding Agreement) to the extent that such failure would present the Company with a liability or potential liability when due in excess of $1,000,000.

     SECTION 8.3. AGREEMENTS INVALID. The validity, binding nature of, or enforceability of any material term or provision of any Funding Agreement is disputed by, on behalf of, or in the right or name of the Company or any Guarantor, or any material term or provision of any such Funding Agreement is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

     SECTION 8.4. BREACH OF REPRESENTATIONS. Any warranty or representation made by the Company in this Agreement, any other Forbearance Document or in any writing delivered in connection therewith shall prove to have been false or incorrect in any material respect.

     SECTION 8.5. JUDGMENTS. A final judgment is entered, or an order or orders of any judicial authority or governmental entity is issued, against the Company or any Guarantor for payment of money in excess of $1,000,000 and such judgment is not discharged or stayed pending appeal within 15 days after entry or issuance thereof.

     SECTION 8.6.  BANKRUPTCY OR INSOLVENCY OF THE COMPANY.

     (a) The Company, any of its subsidiaries or any Guarantor applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for a substantial part of its property, or makes a general assignment for the benefit of creditors (other than the appointment by Royal Bank of Canada of a receiver in Canada for Accel or in respect of the Holdings Petition); or

     (b) The Company, any of its subsidiaries or any Guarantor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state, federal or foreign bankruptcy or insolvency law, or any dissolution or liquidation proceeding; or

     (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state, federal or foreign bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Company, any of its subsidiaries or any Guarantor, or an order for relief is entered in any such proceeding; or

     (d) A trustee, receiver or other custodian is appointed for the Company or any of its subsidiaries (other than the appointment by Royal Bank of Canada of a receiver in Canada for Accel) or any Guarantor.

     SECTION 8.7. IMPAIRMENT OF COLLATERAL. Subject to SECTION 8.10, any lien of any Creditor in the Collateral with a value of $100,000 or more shall cease to be, either in whole or in part, a valid, first priority perfected lien in favor of such Creditor, or the Company or any Guarantor shall, either directly or indirectly, contest any of the foregoing.

     SECTION 8.8. FRAUDULENT ACTIVITIES; CONCEALMENT. The Company, any of its subsidiaries or any Guarantor shall have concealed, removed or permitted to be removed any part of its property with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law.

     SECTION 8.9. TERMINATION EVENT UNDER ADDITIONAL FORBEARANCE AGREEMENT. Any termination or event of default shall have occurred under the CIBC Servicing Transition Agreement.

     SECTION 8.10. GUARANTORS. Assets of any Guarantor shall be attached, seized, levied upon or subjected to a writ of distress or warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors (other than in respect of the Chicago Litigation).


                                     ARTICLE IX

                                      REMEDIES

     From and after the Termination Time, any Creditor, in its sole discretion, may enforce all of its rights and remedies as set forth under its respective Funding Agreements and applicable law, including accelerating all amounts that are owing under its Funding Agreements and foreclosing on its Collateral. Upon a Forbearance Termination Event any Creditor may, in addition to its other rights and remedies, send a written notice to Norwest terminating any further disbursements from the Concentration Account as more fully set forth in the Norwest notice referenced in SECTION 11.1(e).

                                     ARTICLE X

                                      RELEASES

     Effective as of the Effective Time, the Company, on behalf of itself and any person claiming by, through or under the Company and each Guarantor, hereby releases, waives and forever discharges each Creditor and its affiliates, officers, directors, employees, agents, attorneys and accountants (collectively, the "RELEASED PARTIES") of, from and with respect to any and all manner of action and actions, cause and causes of action, suits, disputes, claims, counterclaims, liabilities, cross claims, defenses, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well-founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which any such person or entity had or now has, claims to have had, now claims to have or hereafter can, shall or may claim to have against all such Released Parties, for or by reason of any causes, matter or thing whatsoever arising at any time prior to the date hereof, including any claims based upon, relating to or arising out of any and all transactions, relationships or dealings with or loans made to the Company prior to the date hereof.


                                     ARTICLE XI

                                   EFFECTIVENESS


     The effectiveness of this Agreement and the obligations of the Creditors hereunder are subject to the fulfillment of each of the conditions precedent set forth in this Article to the satisfaction of each Creditor.

     SECTION 11.1.  DOCUMENTS TO BE DELIVERED AND ACTIONS TO BE TAKEN.

     (a) First Union National Bank notifies each of the parties hereto that it has received executed counterparts of this Agreement;

     (b) Canadian Imperial Bank of Commerce, as Agent, has entered into one or more agreements with the Company on substantially the same terms as this Agreement (the "CIBC SERVICING TRANSITION AGREEMENT");

     (c)  Andersen has accepted its appointment pursuant to SECTION 6.6;

     (d) each Creditor shall have received a written confirmation from PwC accepting its appointment pursuant to SECTIONS 2.3 and 6.2;

     (e) each Creditor shall have received a copy of a satisfactory notice by the Company to Norwest regarding the requirement that all disbursements from the Concentration Account be confirmed by PwC;

     (f) the Company and Lehman Commercial Paper Inc. shall have entered into a side letter that is acceptable to each Creditor;

     (g) each Creditor shall have received from the Company a master Collateral list prepared by the Company which identifies, in reasonable detail, the Company's understanding in respect of the Collateral of each Creditor;

     (h) the Company shall have provided satisfactory evidence to each Creditor as to its compliance with SECTION 2.5, including satisfactory evidence that, as of the Effective Time, all amounts that may be on deposit in any account, other than the Lock-Box Account or the Concentration Account, have been deposited in either the Lock-Box Account or the Concentration Account;

     (i) there shall have been delivered to the Onset Collateral Agent the original certificates evidencing all of the issued and outstanding shares of capital stock of Onset (subject to the limitation set forth in the last sentence of SECTION 12.1) required to be pledged in this Agreement, together with undated stock powers related thereto duly executed in blank by the Company, and its affiliates, if applicable;

     (j) each Creditor shall have received from CIBC a written consent in which CIBC agrees to the provisions of ARTICLE II;

     (k)  the Holding Account shall have been established; and

     (l) an Intercreditor Agreement between the Creditors and CIBC in form and substance satisfactory to each such party shall have been fully executed.

     SECTION 11.2. NO LITIGATION. There shall be no litigation or other legal proceeding pending or threatened which seeks to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of the transactions contemplated hereby, or to recover any damages thereon or obtain relief therefrom.

     SECTION 11.3. REPRESENTATIONS. Each of the representations and warranties of the Company that are set forth in this Agreement and the other Forbearance Documents shall, as of the Effective Time, be true and correct.

     SECTION 11.4. COVENANTS. The Company shall have fully performed all the covenants required to be performed by it hereunder.


                                    ARTICLE XII

                           PLEDGE OF ONSET CAPITAL STOCK

     SECTION 12.1. GRANT OF SECURITY INTEREST. By execution of this Agreement, the Company hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to

Norwest or any other collateral agent acceptable to the Creditors (collectively, the "ONSET COLLATERAL AGENT"), for the ratable benefit of each of the Creditors, and hereby grants to the Onset Collateral Agent, for the ratable benefit of each of the Creditors, a continuing security interest in all of the capital stock of Onset owned or controlled by the Company or its affiliates, all securities and other amounts due or to become due with respect thereto, all instruments from time to time received, receivable or otherwise distributed in respect thereof, all dividends and distributions with respect to the foregoing, and all proceeds thereof (the "ONSET ASSETS").
 The security interest granted in this Article XII in the portion of the Onset Assets owned by TWFC Financial Holdings Ltd. (the "HOLDINGS ONSET ASSETS") is subject to any valid court order entered in respect of the Holdings Petition that prohibits the grant of such security interest.

     SECTION 12.2.   SECURITY FOR CREDIT OBLIGATIONS.

     (a) The security interest granted pursuant to SECTION 12.1 shall be a first priority security interest in the Onset Assets to secure funds made available by the Creditors to the Company pursuant to SECTION 2.1 of this Agreement from and after January 1, 2000 (the "FIRST PRIORITY SECURITY INTEREST"), which security interest shall be equal and ratable with the security interest granted in the Onset Assets pursuant to the CIBC Servicing Transition Agreement to secure amounts funded to the Company after January 1, 2000 pursuant to that agreement (the "CIBC FIRST PRIORITY LIEN"), except to the extent that the CIBC First Priority Lien is avoided;

     (b) The security interest granted pursuant to SECTION 12.1 shall be a second priority security interest in the Onset Assets (junior only to the First Priority Security Interest and the CIBC First Priority Lien) to secure funds made available to the Company on or about December 31, 1999 in the amount of $262,968 (the "SECOND PRIORITY SECURITY INTEREST"), which funds the Company acknowledges were loaned to it and were, at such time, intended by the Company and the Creditors to be promptly secured by the security interest granted herein. As such, the Company acknowledges and agrees that the Company and the Creditors intended the granting of the Second Priority Security Interest and the making of such loan to be a contemporaneous exchange for new value given to the Company, and that, in addition, the making of such loan, the Creditors' entry into, and covenants to perform in accordance with, this Agreement constitute "new value" and "reasonably equivalent value," as those terms are used in Sections 547 and 548 of the Bankruptcy Code, received by the Company as of the effectiveness of this Agreement in contemporaneous exchange for the pledge set forth in this
SECTION 12.2. The Second Priority Security Interest shall be equal and ratable with the security interest granted in the Onset Assets pursuant to the CIBC Servicing Transition Agreement to secure the amount of $139,432 funded to the Company by CIBC on or about December 31, 1999 (the "CIBC SECOND PRIORITY LIEN"), except to the extent that the CIBC Second Priority Lien is avoided; and

     (c) The security interest granted pursuant to SECTION 12.1 shall be a third priority security interest in the Onset Assets (junior only to the First Priority Security Interest, the CIBC First Priority Lien, the Second Priority Security Interest and the CIBC Second Priority Lien) to secure the diminution in value of the Creditors' Collateral other than diminution secured by the First Priority Security Interest or Second Priority Security Interest (the "THIRD PRIORITY SECURITY INTEREST"). The Third Priority Security Interest shall be equal and ratable with the security interest granted in the Onset Assets pursuant to the CIBC Servicing Transition Agreement to secure breaches by the Company of its obligations to CIBC pursuant to the Facility Documents other than breaches or claims secured by the CIBC First Priority Lien and the CIBC Second Priority Lien, except to the extent that the CIBC Second Priority Lien is avoided. The Company acknowledges and agrees that the Creditors' entry into, and covenants to perform in accordance with, this Agreement constitute "new value" and "reasonably equivalent value," as those terms are used in Sections 547 and 548 of the Bankruptcy Code, received by the Company as of the effectiveness of this Agreement in contemporaneous exchange for the pledge set forth in this SECTION 12.2.

     SECTION 12.3.. ENFORCEMENT OF SECURITY INTEREST. During the continuance of any event of default under any Funding Agreement from and after the termination time the Onset Collateral Agent shall, at the direction of the Creditors, exercise any and all rights under the Uniform Commercial Code or other applicable law to foreclose upon its security interest in the capital stock pledged hereby (including, without limitation, exercising all voting rights with respect to such capital stock and receiving all distributions and dividends that are payable with respect thereto). The Company irrevocably appoints the Onset Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full and irrevocable power and authority in its place and stead for the purpose of carrying out the terms of this Article.

      SECTION 12.4.. RELEASE OF SECURITY INTEREST. The Creditors shall execute, and cause the Onset Collateral Agent to execute, all documents and instruments reasonably requested by the Company to release the security interest in the Onset Assets upon (a) the sale of Onset on terms and conditions substantially similar to those set forth in EXHIBIT G to this Agreement, or if the proposed terms and conditions of such sale are less favorable to the Company than those set forth in EXHIBIT G to this Agreement, upon the written consent of the Creditors, which consent shall not unreasonably be withheld, and which consent, or nonconsent, as the case may be, shall be provided in writing no later than the greater of two calendar days or one business day after the receipt of a written request by the Company, and (b) the turnover to the Onset Collateral Agent for the benefit of the Creditors (and CIBC) all proceeds and other consideration from such sale promptly upon receipt by the Company or its designee.


                                    ARTICLE XIII

                                   MISCELLANEOUS

     SECTION 13.1. CROSS-REFERENCES. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

     SECTION 13.2. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 13.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 13.4. FURTHER ASSURANCES. The Company shall execute and deliver, from time to time, in favor the Creditors such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

     SECTION 13.5. COSTS AND EXPENSES. The Company agrees to pay all reasonable costs and expenses incurred by the Creditors in connection with
(a) the execution and delivery of this Agreement, including but not limited to, the fees and expenses of legal counsel for each of the Creditors and (b) the professional services of Andersen.

     SECTION 13.6. WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FORBEARANCE DOCUMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER FORBEARANCE DOCUMENTS, CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

     SECTION 13.7. TERMINATION. The terms of SECTIONS 2.1 AND 7.1 shall automatically, and without the requirement of notice to or action by any person, terminate in their entirety on the earlier to occur (the "TERMINATION TIME") of (a) 5:00 p.m., Pacific Time, on January 28, 2000 or (b) the occurrence of any Forbearance Termination Event; PROVIDED, that all the other terms of this Agreement shall continue to be in full force and effect notwithstanding the occurrence of the Termination Time.

     SECTION 13.8. TERMINATION OF INTERCREDITOR AGREEMENT. By execution of this Agreement, each Creditor agrees that the Intercreditor Agreement, dated as of October 22, 1999, among the Creditors and the Company is hereby terminated pursuant to the terms thereof.

     SECTION 13.9. LIMITED THIRD PARTY BENEFITS. This Agreement and the other Forbearance Documents are for the benefit of the parties hereto and thereto and no other person or entity, other than CIBC, shall be entitled to any benefit hereunder or thereunder. The Company will not amend, modify, or alter any of the terms of the CIBC Servicing Transition Agreement without the prior written consent of each Creditor.

     SECTION 13.10. REFERENCES TO CANADIAN IMPERIAL BANK OF COMMERCE. All references to CIBC in this Agreement and the other Forbearance Documents refer to Canadian Imperial Bank of Commerce acting in its capacity set forth in the CIBC Servicing Transition Agreement and the CIBC Facility Documents.

     SECTION 13.11. ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                   COMPANY

                                   T&W FINANCIAL SERVICES L.L.C.

                                   By /s/ Thomas J. Virgin
                                     ---------------------------------
                                   Name: Thomas J. Virgin
                                   Title: Sr. Vice President

                                   T&W FINANCIAL CORPORATION

                                   By /s/ Thomas J. Virgin
                                     ---------------------------------
                                   Name: Thomas J. Virgin
                                   Title: Sr. Vice President

                                   T&W FUNDING COMPANY XI, L.L.C.

                                   By /s/ Kenneth W. McCarthy, Jr.
                                     ----------------------------------
                                   Name: Kenneth W. McCarthy, Jr.
                                   Title: Vice President

                                   CREDITORS

                                   FIRST UNION NATIONAL BANK, N.A.,
                                      as Agent and Lender

                                   By /s/ Helen F. Wessling
                                     ----------------------------------
                                   Name: Helen F. Wessling
                                   Title: Vice President

                                   BANK OF AMERICA, N.A.,
                                      as Agent and Lender

                                   By /s/ Thomas E. Brown
                                     ---------------------------------
                                   Name: Thomas E. Brown
                                   Title: Vice President

                                   LEHMAN COMMERCIAL PAPER, INC.

                                   By /s/ Vincent Primiano
                                     ---------------------------------
                                   Name: Vincent Primiano
                                   Title: Vice President

                                   KEY BANK, NATIONAL ASSOCIATION

                                   By /s/ Thomas E. Nadon
                                     ---------------------------------
                                   Name: Thomas E. Nadon
                                   Title: Vice President

                                   THE UNION BANK OF CALIFORNIA, N.A.,

                                   By /s/ Christiana Creekpaum
                                     ---------------------------------
                                   Name: Christiana Creekpaum
                                   Title: Vice President


     The undersigned, as guarantors of the obligations evidenced by the Funding Agreements, hereby acknowledge and agree with the terms of this Agreement and affirm and restate all of their obligations with respect to each guaranty or similar agreement with respect to the Funding Agreements.

     IN WITNESS WHEREOF, each guarantor has executed this Agreement as of the day and year first above written.


/s/ Michael A. Price                    /s/ Katherine M. Price
----------------------------            --------------------------
Michael A. Price                        Katherine M. Price


/s/ Thomas W. Price                     /s/ Patricia A. Price
----------------------------            --------------------------
Thomas W. Price                         Patricia A. Price


/s/ Kenneth W. McCarthy, Jr.            /s/ Carol L. McCarthy
----------------------------            --------------------------
Kenneth W. McCarthy, Jr.                Carol L. McCarthy



                                        P.L.M. CONSULTING GROUP, L.L.C.

/s/ Paul B. Luke                        By: /s/ Michael A. Price
----------------------------            --------------------------
Paul B. Luke                            Name:     Michael A. Price
                                        Title:    Member



                                        By: /s/ Thomas W. Price
                                           -----------------------------
                                        Name:     Thomas W. Price
                                        Title:    Member

T&W FUNDING COMPANY IV, L.L.C.

By: /s/ Michael A. Price                By:  /s/ Paul Luke
   -----------------------                 -----------------------------
Name:     Michael A. Price              Name:     Paul Luke
Title:    Member                        Title:    Member

By: /s/ Thomas W. Price                 By:  /s/ Kenneth W. McCarthy, Jr.
   --------------------------              ---------------------------------
Name:     Thomas W. Price               Name:     Kenneth W. McCarthy, Jr.,
Title:    Member                        Title:    Member